Exhibit 4.2C

TESLA MOTORS, INC.

AMENDMENT TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT TO THE FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of June 14, 2010 by and among Tesla Motors, Inc., a Delaware corporation (the “Company”), certain of the Series A stockholders listed on Exhibit A thereto (the “Series A Stockholders”), certain of the Series B stockholders listed on Exhibit B thereto (the “Series B Stockholders”), certain of the Series C stockholders listed on Exhibit C thereto (the “Series C Stockholders”), certain of the Series D stockholders listed on Exhibit D thereto (the “Series D Stockholders”), certain of the Series E stockholders listed on Exhibit E thereto (the “Series E Stockholders”) and certain of the Series F stockholders listed on Exhibit F thereto (the “Series F Stockholders”). Capitalized terms not defined herein have the meanings set forth in that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, as amended (the “Rights Agreement”).

RECITALS

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders previously entered into the Rights Agreement;

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders now desire to amend the terms of the Rights Agreement as set forth herein to amend the market stand-off provisions of the Rights Agreement with respect to the Company’s proposed initial public offering pursuant to a Registration Statement filed on Form S-1 (File No. 333-164593);

WHEREAS, pursuant to Section 5.2 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding; and

WHEREAS, the undersigned collectively represent the holders of at least two-thirds of the Registrable Securities outstanding as of the date hereof and wish to consent to the changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT

1.     Amendment to Section 1.14(a). Section 1.14(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Market-Standoff Period; Agreement.

(1)         In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. The foregoing provisions of this Section 1.14(a)(1) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the public offering of the Company’s securities are intended third-party beneficiaries of this Section 1.14(a)(1) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(2)         Notwithstanding the foregoing, in connection with an initial public offering declared effective pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-164593) initially filed on January 29, 2010, as amended and as may be further amended, each Holder shall be bound by the provisions set forth in the lock-up letter attached hereto as Exhibit H hereto as if such Holder were the undersigned to such letter. The foregoing provisions of this Section 1.14(a)(2) shall not apply to the sale of any Shares (as defined in Exhibit H) pursuant to the Underwriting Agreement (as defined in Exhibit H), and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company (not otherwise deemed to have signed such agreement by virtue of this Section 1.14(a)(2)) enter into similar agreements. The underwriters in connection with such initial public offering of the Company’s securities are intended third-party beneficiaries of this Section 1.14(a)(2) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.”

2.     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

3.     Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect

4.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TESLA MOTORS, INC., a Delaware corporation

By:	/s/ Elon Musk
Elon Musk,
Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BLACKSTAR INVESTCO LLC

By:	/s/ Ruben Simmons, Jr.
Ruben Simmons, Jr.,
President

By:	/s/ Alexander Nediger
Alexander Nediger,
Assistant Secretary

Address:

Blackstar Investco LLC
c/o Daimler North America Corporation
One Mercedes Drive
Montvale, NJ 07645
Fax No.: (201) 573-2595
Attention: Dr. Thomas Laubert

With a copy to:

Daimler AG
Epplestr. 225
70546 Stuttgart
Fax No.: +49 (711) 17-91577
Attention: Alexander Nediger

With a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Fax No.: (212) 422-4726
Attention: Kenneth A. Lefkowitz

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AL WAHADA CAPITAL INVESTMENT LLC

By:	/s/ H. E. Ahmed Saif Al Darmaki
H. E. Ahmed Saif Al Darmaki,
General Manager

Address:

Al Wahda Capital Investment LLC
7th Floor, ADWEA Building
6th Street
Abu Dhabi
United Arab Emirates

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ELON MUSK REVOCABLE TRUST DATED JULY 22, 2003

By:	/s/ Elon Musk
Elon Musk,
Trustee

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TECHNOLOGY PARTNERS FUND VIII, LP

By:	TP Management VIII, LLC

By:	/s/ Ira Ehrenpreis

Name:	Ira Ehrenpreis

Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

VALOR EQUITY PARTNERS, LP

By:	Valor Equity Management, LLC
Its:	General Partner

By:	Valor Management Corp.
Its:	Managing Member

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

VALOR VC, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias
Managing Member

VEP TESLA HOLDINGS, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BAY AREA EQUITY FUND I, L.P.

By:	Bay Area Equity Fund Managers I, L.L.C.
Its:	General Partner

By:	DBL Investors L.L.C.
Its:	Managing Member

By:	/s/ Nancy E. Pfund

Name:	Nancy E. Pfund

Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JASPER HOLDINGS, LLC

By:	/s/ Kimbal Musk

Name:	Kimbal Musk

Title:	Manager

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

VPVP CLEAN TECH HOLDINGS 2004, L.L.C.

By:	Series VPVP IV(Q)
By:	Series VPVP IV

By:	VantagePoint Venture Associates IV, L.L.C.
Its:	Series Manager

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, LLC
Its:	General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VANTAGEPOINT CLEANTECH PARTNERS, L.P.

By:	VantagePoint CleanTech Associates
Its:	General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

EXHIBIT H

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Re:	Tesla Motors, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Tesla Motors, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company named in Schedule II thereto (the “Underwriting Agreement”), providing for a public offering (the “Public Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waive, in writing, such extension; provided, however, that in no event shall the Lock-Up Period be extended by more than 34 days following the last day of the initial Lock-Up Period.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered to the undersigned will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction prohibited by or subject to the terms of this Lock-Up Agreement, other than those transactions expressly permitted below, during the period starting on the first day following the expiration of the initial Lock-Up Period to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice of such proposed transaction to the Company, unless it has otherwise received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may (a) transfer the Undersigned’s Shares (i) acquired in open market transactions after the Public Offering Date, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members, or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that each transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, (v) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (vi) in connection with the “cashless” exercise of options to purchase shares of Common Stock for purposes of exercising such options pursuant to employee benefit plans disclosed in the final prospectus used to sell the Shares, (vii) to the Company in connection with the payment of taxes due, (viii) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to employee benefit plans disclosed in the final prospectus used to sell the Shares or pursuant to the agreements pursuant to which such shares were issued, (ix) to a third party or group of third parties in connection with any acquisition, sale or merger of the Company in which all of the stockholders of the Company are entitled to participate, or (x) with the prior written consent of each of the Representatives on behalf of the Underwriters, or (b) enter into a written plan meeting the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and provided further that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period. Notwithstanding the immediately preceding clause (b), in the event that the Company completes a reorganization of its capital structure during the Lock-Up Period that causes the undersigned to become a public filer under Section 13(d) of the Exchange Act, the undersigned shall not be prohibited from entering into a 10b5-1 Plan irrespective of any public filing that may be necessitated thereby, provided that no Shares may be sold pursuant to such 10b5-1 Plan until after the expiration of the Lock-Up Period. In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to above. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (a) or (b) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. This Lock-Up Agreement shall not apply to shares of Common Stock sold by the undersigned to the Underwriters in the Public Offering. In addition, notwithstanding anything to the contrary in this Lock-Up Agreement, the undersigned may make any demand or request for or exercise any right with respect to the registration by the Company under the Securities Act of 1933, as amended, of any shares of Common Stock (including the Undersigned’s Shares) or any securities convertible into or exercisable or exchangeable for such Common Stock; provided that the undersigned shall not transfer the Undersigned’s Shares registered pursuant to exercise of any such right and no registration statement shall be filed with the SEC pursuant to such right during the Lock-Up Period except pursuant to the immediately preceding sentence.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of its obligations hereunder if (i) the closing of the Public Offering shall not have occurred on or before December 31, 2010, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Company deregisters all of the Shares covered by the registration statement related to the Public Offering, (iv) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder or (v) the Representatives, on behalf of the Underwriters, advise the Company, or the Company or the undersigned advise the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title